ELEPHANT TALK COMMUNICATIONS TO RAISE $10.5 mILLION IN REGISTERED DIRECT OFFERING FROM INVESTORS

OKLAHOMA CITY – June 3, 2013 - Elephant Talk Communications Corp. (NYSE MKT: ETAK), a leading international provider of proprietary Software Defined Network Architecture (Software DNA™) platforms for the telecommunications industry that empower Mobile (Virtual) Network Operators (MNOs and MVNOs) and a market leader in providing solutions to counter electronic fraud in the cloud, announced today that it has entered into a Securities Purchase Agreement with investors, led by a $3 million investment from Elephant Talk CEO Steven van der Velden and a $5 million investment from Crede CG III. Ltd., a wholly-owned subsidiary of Crede Capital Group, llc., and investors placed by Dawson James to purchase an additional $2.5 million for an aggregate $10.5 million of its securities in a registered direct offering.

Under the terms of the Securities Purchase Agreements, Elephant Talk will sell an aggregate of 14,000,000 shares of common stock at a price of $0.75 per share, one cent above the closing price of the Company’s stock on May 31, 2013 and issue warrants to acquire 6,300,000 shares of common stock, with a per share exercise price of $0.975. The warrants will be immediately exercisable following their issuance and will expire on the fifth anniversary of the date of issuance. The closing of the funding is expected to take place on or about June 6, 2013, subject to the satisfaction of customary closing conditions.

Dawson James Securities, Inc. acted as the exclusive placement agent in connection with this offering.

“Management has been working hard to secure financing and is pleased with the $7.5 million financing we have arranged from investors,” said Steven van der Velden, Chief Executive Officer of the Company. “In addition to investor funding and as a sign of my strong belief in the future growth of Elephant Talk, I am investing $3 million alongside the investors. The financing is an integral part of the Company’s plan to regain compliance with the NYSE MKT and we are looking forward to return the majority of our focus on growing the Company’s Mobile and Security businesses.”

The Company intends to use the net proceeds from this offering for working capital and other general corporate purposes, including repayment of principal and interest payable under certain secured senior convertible notes the Company issued on March 29, 2012.

The shares are being offered by Elephant Talk pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission.  The public offering is being made by means of a prospectus and prospectus supplement.  Copies of the prospectus and prospectus supplement relating to the offering may be obtained at the U.S. Securities and Exchange Commission's website, http://www.sec.gov, or via written request to Elephant Talk at 9705 N. Broadway Ext.  Ste 200, 2nd Floor, Oklahoma City, OK  73114, Attn: Corporate Secretary, or by calling +(813) 926 - 8920.

Elephant Talk Communications Corp.

9705 N. Broadway Ext., Ste 200, 2nd Floor

Oklahoma City, OK 73114 USA

Telephone: +1 (816) 926-8920

This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any state.

About Elephant Talk:

Elephant Talk Communications Corp. (NYSE MKT: ETAK), is a leading international provider of mobile proprietary Software Defined Network Architecture (Software DNATM) platforms for the telecommunications industry that empower Mobile Network Operators (MNOs) and Mobile Virtual Network Operators (MVNOs), Enablers (MVNEs) and Aggregators (MVNAs) with a full suite of applications, Full OSS/BSS Systems, Delivery Platforms, Support and Managed Services, on-site, cloud, hybrid and S/PaaS solutions, including Network, Mobile Internet ID Solutions, Secure Remote Access Management, Loyalty Management and Transaction Processing Services, superior Industry Expertise and high quality Customer Service without substantial upfront investment. Elephant Talk counts several of the world's leading Mobile Operators amongst its customers including Vodafone, T-Mobile and Zain, and virtually all business is focused on tier 1 and tier 2 operators worldwide. Visit: www.elephanttalk.com.

About ValidSoft:

ValidSoft Limited has been a wholly owned subsidiary of Elephant Talk Communications since early 2010 and underpins its mobile/cloud security offering. The company is a market leader in providing solutions to counter electronic fraud and safeguarding consumer privacy relating to a variety of bank, card, internet and telephone channels. ValidSoft's solutions are used to verify the authenticity of both parties to a transaction (Mutual Authentication), the security of the relevant telecommunication channel used (Secure Communications), and the integrity of transactions itself (Transaction Verification) for the mass market, in a highly cost effective and secure manner while being very easy to use. The company counts several leading worldwide service providers and institutions amongst its customers. ValidSoft is the only security software company in the world that has been granted three European Privacy Seals. Visit: www.validsoft.com.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to the Company’s plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company’s filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained upon request from the Company.

Elephant Talk Communications Corp.

9705 N. Broadway Ext., Ste 200, 2nd Floor

Oklahoma City, OK 73114 USA

Telephone: +1 (816) 926-8920

Investor Relations Contacts:

Steve Gersten
Elephant Talk Communications
+1 813 926 8920
steve.gersten@elephanttalk.com

Peter Salkowski
The Blueshirt Group
+1 415 489 2184
peter@blueshirtgroup.com

Public Relations Contacts:

UK: Fishburn Hedges

+44 (0)20 7839 4321

validsoft@fishburn-hedges.co.uk

US: Fishburn Hedges

Jessica Morris

+ 1 212 459 6232

Jessica.Morris@fishburn-hedges.com

Elephant Talk Communications Corp.

9705 N. Broadway Ext., Ste 200, 2nd Floor

Oklahoma City, OK 73114 USA

Telephone: +1 (816) 926-8920